Exhibit 99.1

NYFIX: Christine Gildea Phone: 646-525-3180 Email: Christine.Gildea@nyfix.com	Paladyne Systems: Scott Alderson Phone: 212-616-4906 Email: salderson@paladynesys.com

NYFIX Announces Strategic Partnership with Paladyne Systems
to Provide FIX Connectivity to Hedge Funds

NEW YORK, October 4, 2006 - NYFIX Inc. (Pink Sheets: NYFX) today announced an agreement with Paladyne Systems, LLC., a leading provider of integrated and hosted front-to- back-office technology suite to the hedge fund industry, to provide FIX connectivity under its “Powered by NYFIX” TM hosted solutions platform.

As a result of the agreement, Paladyne will extend its offering by providing its ASP clients with access to FIX connectivity for electronic trading and order routing over the NYFIX Network, one of the industry’s largest FIX networks with over 450 trading counterparties. In addition, as part of the agreement, Paladyne clients will also have fully integrated access to NYFIX Millennium®, a leading provider of dark pool liquidity, and NEXASTM, a suite of algorithmic trading solutions offered by NYFIX Transaction Services.

Paladyne clients will also be able to take advantage of NYFIX NaturalTM, which buy-side firms use to communicate Indications of Interest (IOIs) to each other. Additionally, Paladyne’s clients will have access to Millennium advertised trades, as well as integrated broker natural IOIs, via the NYFIX IOI package.

"The “Powered by NYFIX” offering enables users to seamlessly integrate the NYFIX Network with their proprietary technology,” said Barry Smith, Senior Vice President for Business Development at NYFIX. “By leveraging Paladyne’s hosted ASP solution, we expect to reach a large number of hedge funds that want a turn-key electronic trading and order routing solution.”

"When we considered all the capabilities NYFIX could offer our clients, they were a logical choice as a technology and connectivity partner,” said Sameer Shalaby, Chief Executive Officer for Paladyne. “By integrating NYFIX into the PALADYNE™ suite, we now extend our front-to-back-office solution to include comprehensive order routing and execution capabilities.”

About NYFIX, Inc.
NYFIX, Inc. is an established provider to the domestic and international financial markets of trading workstations, trade automation and communication technologies, and through its registered broker-dealer subsidiaries, execution services. Our NYFIX Network is one of the industry's largest FIX networks, connecting broker-dealers, institutions and exchanges. We maintain our principal office on Wall Street in New York City, with other offices in Stamford, CT, London's Financial District and San Francisco. We operate redundant data centers in the metropolitan New York City area, with additional data center hubs in London, Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com.

About Paladyne Systems
Paladyne Systems, (www.paladynesys.com) a leading solutions provider for the hedge fund industry, develops and distributes integrated front-to-back-office technology either in a fully hosted ASP model or as individual modules available for direct installation at the client site.  The PALADYNE™ product suite is an integrated set of applications designed to streamline hedge fund operations by providing business efficiency and cost savings throughout the organization. Paladyne was formed through an acquisition of its technology platform from a large US-based multi-strategy hedge fund.

The PALADYNE suite includes the following modules:

-	Paladyne Portfolio Master™ - provides order management and allocation, portfolio management, real-time P&L, and strategy-based performance tracking.
-	Paladyne Analytics Master™ - provides portfolio analytics, data aggregation, and custom reporting tools.
-	Paladyne Security Master™ - provides a centralized terms and conditions repository and distribution engine with real-time updates and corporate action alerts.
-	Paladyne Price Master™ - provides automated collection, storage, and analysis of prices and market data from any third-party sources.
-	Paladyne Client Master™ - provides complete client relationship management including website integration and reporting.
-	Advent Geneva® - provides complete portfolio accounting solution including general ledger reporting, performance measurement, and portfolio reporting as part of Paladyne’s hosted solution.

For more information:

NYFIX, Inc.
Christine Gildea, SVP Marketing
646-525-3180
Christine.Gildea@nyfix.com

Matt Zachowski
Intermarket Public Relations
(212) 754-5452
matt@intermarket.com

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of NYFIX to market and develop its products. Although NYFIX believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by NYFIX or any other person that the objectives and plans of NYFIX will be achieved. All trademarks, trade names, logos, and service marks referenced herein, except for those noted as belonging to Palydyne™ Systems, belong to NYFIX, Inc.

SOURCE: NYFIX, Inc.

Please visit http://www.nyfix.com for more information about NYFIX.

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